Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact
James J. Cassidy, Ph.D.
Interim Chief Executive Officer
Electromed, Inc.
952-758-9299
jcassidy@electromed.com

Pankti Shah

Director of Strategic Marketing

The Event Group, Incorporated

763-548-1304

pankti.shah@eventshows.com

ELECTROMED, INC. CHAIRMAN AND CEO ROBERT D. HANSEN ANNOUNCES HIS RETIREMENT AFTER 20 YEARS; BOARD APPOINTS DR. JAMES J. CASSIDY AS INTERIM CHIEF EXECUTIVE OFFICER

New Prague, Minnesota – May 14, 2012 – Robert D. Hansen, Founder, CEO, and Chairman of the Board of Electromed, Inc., today announced his retirement after twenty years. In May of 1992, Hansen and his brother Craig Hansen first began work on the SmartVest® Airway Clearance System, an innovative High Frequency Chest Wall Oscillation (HFCWO) device in Minneapolis, Minnesota. Their first United States product sale occurred in 2001, with the first international sale in 2006, followed by initial sales in Asia in 2008. Hansen has led the company through successive generations of the product. By June 30, 2011, the Company had grown to over $19 million in sales and was employing more than 90 employees across the United States. The Company also engages on a contract services basis more than 300 certified Respiratory Therapists and Nurses who educate patients on the use of the SmartVest®.

From FY2006 to FY2011, the Company achieved a compound annual growth rate of 27%. It has maintained profitable operations over the last six years. The Company was one of only two businesses in Minnesota that succeeded in completing an initial public offering in 2010. Electromed is currently traded on the NYSE Amex under the ticker symbol ELMD. Hansen stated, “I am confident that my successor, the management team, staff, and emerging technologies will serve the Company’s patients and shareholders well. The Company’s strong balance sheet should also serve as an excellent foundation for future growth.” Hansen indicated that he will soon be directing his energy and talent toward another technology based company, of which he is a founder.

The Board of Directors announced that James J. Cassidy, Ph.D., has been appointed interim CEO. Cassidy joined the Company as Chief Operating Officer in 2011. He has more than twenty years of international management experience in the medical device industry. Dr. Cassidy said, “Under Bob’s leadership, Electromed has grown from concept, through market introduction, into the innovative leader in airway clearance therapy. He has laid the foundation for continued growth of the business. I am grateful for the trust placed in me by the Board and look forward to working with our managers and employees to carry on this tradition of success. I join our Board members in wishing Bob every success in his next venture.”

About Electromed, Inc.

Electromed, Inc., founded in 1992 and headquartered in New Prague, Minnesota, manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System and related products, to patients with compromised pulmonary function. Further information about the Company can be found at www.Electromed.com.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. The forward-looking statements in this release include those relating to the Company’s future growth.  Forward-looking statements and the Company’s expectations regarding gross margins, and can generally otherwise be identified by the words “believe,” “expect,” “anticipate” or “intend” or similar words.  Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for Electromed include, but are not limited to, the impact of emerging and existing competitors, the effectiveness of our sales and marketing initiatives, changes to reimbursement programs, as well as other factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release.

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